Exhibit 99.1
CONTACT:
PetSmart Investor Relations
(623) 587-2025
PetSmart Reports Results for the First Quarter of 2009
Earnings of $0.37 per Share; Comp Sales Growth of 3.9 Percent; Positive Comp Traffic
PHOENIX, AZ—(May 20, 2009) — PetSmart, Inc. (NASDAQ: PETM) today reported earnings of $0.37 per share, up 15.6 percent from $0.32 per share for the first quarter of 2008. Net income was $46.3 million in the first quarter of 2009, compared to net income of $41.2 million in the first quarter of 2008.
Net sales for the first quarter of 2009 increased 9.5 percent to $1.33 billion, compared to the first quarter of 2008. Comparable store sales — or sales in stores open at least a year — grew 3.9 percent in the first quarter. Comparable transactions, which are used as a proxy for traffic, were up 0.1 percent for the first quarter of 2009. Pet services sales were $142.8 million, up 10.3 percent from the first quarter of last year.
“With a solid first quarter performance, our results continue to validate the strength of our commitment to providing differentiated solutions at a great value,” said Phil Francis, Chairman and Chief Executive Officer.
Guidance
“We expect second quarter comparable store sales in the low-single digits and earnings per share between $0.26 and $0.30,” said Chip Molloy, Senior Vice President and Chief Financial Officer. “For fiscal 2009, we are raising our guidance for earnings per share to $1.42 to $1.52. We are maintaining our guidance for comparable store sales of low-single digits and capital spending of $115 million to $125 million.”
PetSmart increased cash and cash equivalents to $210 million and had zero borrowings on its credit facility at the end of the quarter. During the first quarter, the company purchased $25 million of PetSmart stock and distributed $3.8 million in dividend payments.
2009 Annual Guidance
— Total sales growth: Mid- to high-single digits
— Comparable store sales growth: Low-single digits
— Services sales growth: Mid- to high-single digits
— Net interest expense: Approximately $60 million for the fiscal year
— Income tax rate: 38.5 percent to 39 percent
— Earnings per share: $1.42 to $1.52 per share
— Capital expenditures: Between $115 million to $125 million
— Net new store growth: 40 to 42
— PetsHotel growth: 20
Conference call information

PetSmart management has scheduled a teleconference for 4:30 p.m. EDT today to discuss results for the first quarter 2009. This teleconference will be webcast live for all investors at www.petm.com or www.streetevents.com. The webcast will be available until the company announces results for the second quarter of 2009. In addition, you can listen to the call live by dialing 866-818-1395 (within the United States and Canada) or 703-639-1379 (for international callers), code 1356745. A phone replay will be available through June 20, 2009, 11:59 p.m. EDT, at 888-266-2081 in the United States and Canada, or at 703-925-2533 for international callers, code 1356745.
About PetSmart
PetSmart, Inc. is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company operates more than 1,137 pet stores in the United States and Canada, 152 in-store PetSmart PetsHotel® cat and dog boarding facilities, and is a leading online provider of pet supplies and pet care information (www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; and offers complete pet training, pet grooming, pet boarding, Doggie Day CampSM pet day care services and pet adoption services. Since 1994, PetSmart Charities, Inc., an independent 501(c)(3) non-profit animal welfare organization, has funded more than $87 million in grants and programs benefiting animal welfare organizations and, through its in-store pet adoption programs, has helped save the lives of more than 3.6 million pets.
Forward-looking statements
This news release contains forward-looking statements concerning our expectations for future performance, including the statements comprising our 2009 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in general economic conditions; conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events; our ability to compete effectively; disruption of our supply chain; our ability to effectively manage our growth and operations; changes in our cost structure; and changes in the legal or regulatory environment. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. For additional information on these and other factors that arise when investing in PetSmart, please see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.
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CONTACT:
PetSmart Investor Relations
(623) 587-2025
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PetSmart, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except par value)
Unaudited

	May 3,	February 1,	May 4,
	2009	2009	2008
Assets
Cash and cash equivalents	$209,913	$126,314	$55,709
Receivables, net	56,208	48,609	43,380
Merchandise inventories	556,312	584,011	531,063
Deferred income taxes	29,334	28,223	28,772
Prepaid expenses and other current assets	89,348	87,677	76,348

Total current assets	941,115	874,834	735,272

Property and equipment, net	1,280,590	1,302,245	1,270,554
Equity investment in affiliate	27,054	25,938	23,929
Deferred income taxes	88,105	93,128	125,130
Goodwill	39,470	38,645	43,564
Other noncurrent assets	23,662	22,863	30,204

Total assets	$2,399,996	$2,357,653	$2,228,653

Liabilities and Stockholders’ Equity
Accounts payable and bank overdraft	$176,973	$194,630	$178,048
Accrued payroll bonus and employee benefits	90,109	88,337	86,421
Accrued occupancy expenses and deferred rents	55,423	55,642	49,114
Short-term debt	—	—	26,000
Current maturities of capital lease obligations	34,222	32,233	26,549
Other current liabilities	136,251	107,315	161,066

Total current liabilities	492,978	478,157	527,198

Capital lease obligations	554,862	553,760	526,192
Deferred rents	92,777	92,155	90,661
Other noncurrent liabilities	94,346	89,445	87,059

Total liabilities	1,234,963	1,213,517	1,231,110

Stockholders’ Equity:
Preferred stock; $.0001 par value	—	—	—
Common stock; $.0001 par value	16	16	16
Additional paid-in capital	1,119,735	1,117,557	1,083,784
Retained earnings	978,579	936,100	796,064
Accumulated other comprehensive income	(1,510)	(2,714)	4,528
Treasury stock	(931,787)	(906,823)	(886,849)

Total stockholders’ equity	1,165,033	1,144,136	997,543

Total liabilities and stockholders’ equity	$2,399,996	$2,357,653	$2,228,653

PetSmart, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share and store data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended
	May 3, 2009	% of Sales	May 4, 2008	% of Sales

Merchandise sales	$1,184,755	89.2%	$1,083,450	89.3%
Services sales	142,819	10.8%	129,481	10.7%

Net sales	1,327,574	100.0%	1,212,931	100.0%

Cost of merchandise sales	847,874	63.9%	761,992	62.8%
Cost of services sales	102,448	7.7%	94,571	7.8%

Total cost of sales	950,322	71.6%	856,563	70.6%

Gross profit	377,252	28.4%	356,368	29.4%

Operating, general and administrative expenses	287,383	21.6%	276,099	22.8%

Operating income	89,869	6.8%	80,269	6.6%

Interest expense, net	(14,974)	-1.1%	(13,742)	-1.1%

Income before income tax expense and equity in income from investee	74,895	5.6%	66,527	5.5%

Income tax expense	(29,749)	-2.2%	(25,899)	-2.1%
Equity in income from investee	1,116	0.1%	583	0.0%

Net income	$46,262	3.5%	$41,211	3.4%

Earnings per common share:
Basic	$0.37		$0.33

Diluted	$0.37		$0.32

Weighted average shares outstanding:
Basic	124,355		125,050
Diluted	126,524		127,419

Stores open at beginning of each period	1,112	1,008
Stores opened during each period	26	35
Stores closed during each period	(1)	—
Stores open at end of each period	1,137	1,043